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                                                                    EXHIBIT 10.4


                        TERMINATION AGREEMENT AND RELEASE


       THIS TERMINATION AGREEMENT AND RELEASE is made and entered into this 8th day of February, 2002 by and between Michael T. Heffernan ("HEFFERNAN"), and Innovative Clinical Solutions, Ltd. ("ICSL").

                                    RECITALS

       WHEREAS, Heffernan and ICSL entered into an Employment Agreement, dated September 21, 2000 (the "EMPLOYMENT AGREEMENT"), whereby Heffernan was to serve as the President and Chief Executive Officer of ICSL for a term of three (3) years; and

       WHEREAS, ICSL has entered into an Agreement and Plan of Merger (the "MERGER AGREEMENT"), by and among ICSL, Clinical Studies, Ltd. ("CSL"), Comprehensive Neuroscience, Inc. ("CNS") and CNS Acquisition, Inc. ("ACQUISITION SUB"), pursuant to which Acquisition Sub shall merge with and into CSL, with CSL becoming a wholly-owned subsidiary of CNS (the "MERGER"); and

       WHEREAS, Heffernan's positions as President and Chief Executive Officer of ICSL shall be terminated upon the execution of the Merger Agreement and consummation of the Merger (the "TERMINATION DATE"); and

       WHEREAS, the parties desire to enter into this Agreement to resolve any and all issues and settle all of their disputes, and to discharge all claims Heffernan has, may have had, or may have, against ICSL, up to the date of this Agreement, upon the terms and conditions set forth herein.


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       NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, the parties hereby agree as follows:

       1. SEVERANCE COMPENSATION. For the performance of duties described in
Section 2 below and in satisfaction of any and all claims, ICSL shall provide to
Heffernan:

            (a) The remainder of Heffernan's Salary due and owing to Heffernan pursuant to Section 3(a) of the Employment Agreement through the balance of the Employment Period (as defined in the Employment Agreement) as and to the extent the ICSL Board of Directors determines, in its sole discretion, that funds are available therefor, with any such payments to be made in accordance with the normal payroll policies of the Company, subject to all appropriate withholding taxes, PROVIDED THAT (i) to the extent that the aggregate amount (including any amounts withheld for taxes and any other payroll deductions authorized by Heffernan) paid to Heffernan by the second anniversary of the Termination Date ("ACTUAL PAYMENTS") is less than $300,000 (the "BASE AMOUNT"), Heffernan shall be entitled to receive, at such time as ICSL distributes CNS common stock to the ICSL stockholders, and in full satisfaction of ICSL's obligation to pay the Base Amount, shares of CNS common stock with a value equal to the lesser of (x) the difference between the Actual Payments and the Base Amount and (y) $200,000; and
(ii) any portion of the Salary due to Heffernan in excess of the Base Amount shall be paid at such time and in such manner as the Board of Directors shall determine, in its sole discretion, PROVIDED HOWEVER, that such payment shall, in all instances, be subordinate to the claims of all other creditors of ICSL, but shall be paid to the extent of assets available therefor prior to any distribution of cash, securities or other property to ICSL stockholders. For purposes of clause (i) hereof, CNS common stock shall be valued at the Market Value thereof as such term is defined in the Merger Agreement.

            (b) All health care benefits as specified in Section 3(e) of the Employment Agreement commencing upon the Termination Date and ending upon the earlier of (i) September

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21, 2003, or (ii) the date Heffernan is provided with comparable health care benefits from any other source.

       The compensation described in paragraphs (a) and (b) of this Section 1 are hereinafter referred to collectively as the "SEVERANCE COMPENSATION". In addition, so long as Heffernan is receiving payments under Section 1(a) of this Agreement, Heffernan shall be entitled to participate in any 401(k) Plan maintained by ICSL, subject to the eligibility and participation requirements of such plan, for so long as such plan is made available to ICSL's employees generally, ICSL being under no obligation to maintain such a plan.

       2. DUTIES PRIOR TO AND FOLLOWING TERMINATION.

            (a) Heffernan shall continue to perform all duties and obligations, and shall have all rights, under the Employment Agreement until the Termination Date.

            (b) Heffernan shall remain a member of the Board of Directors of ICSL following the Termination Date, PROVIDED that Heffernan shall not be required to continue to serve as a director of ICSL if such continued service would preclude Heffernan from securing future employment, PROVIDED FURTHER that such future employment is not in violation of Section 9 below.

            (c) Upon the Termination Date, Heffernan shall become a member of the Board of Directors of CNS.

       3. INDEMNIFICATION. ICSL hereby covenants and agrees to indemnify and hold Heffernan harmless fully, completely and absolutely against and in respect to any and all actions, suits, proceedings, claims, demands, judgments, costs, expenses (including reasonable attorney's fees), losses and damages resulting from Heffernan's good faith performance of his duties and obligations under the terms of the Employment Agreement. To the extent that ICSL maintains an insurance policy or policies providing liability insurance for directors, officers, employees or

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agents of ICSL, Heffernan shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies.

       4. CURRENT STOCK OPTIONS. Notwithstanding any agreement to the contrary, the non-qualified stock options to purchase 357,143 Shares held by Heffernan as of the Termination Date (the "EXISTING OPTIONS") shall be fully vested upon the Termination Date and shall be exercisable until September 21, 2010, regardless of Heffernan's continued service and/or employment with ICSL. The Existing Options shall convert to options to purchase shares of CNS common stock on the same terms and conditions as options to purchase shares of ICSL Common Stock held by CSL employees, in accordance with Section 1.5.4 of the Merger Agreement.

       5. RELEASE AND DISCHARGE. By signing this Agreement, Heffernan completely releases and forever discharges ICSL, including its respective past, present and future officers, directors, attorneys, agents, servants, representatives, employees, partners, subsidiaries, predecessors and successors in interest and assigns ("ICSL Parties") from any and all claims, including but not limited to any and all actions brought under or in connection with the Employment Agreement, and any and all claims of retaliation, demands, obligations, actions, causes of action, rights, damages, costs, expenses and compensation of any nature whatsoever, whether based on a tort, contract, statute, or any other theory of recovery, and whether for compensatory or punitive damages, which he now has or may have, against any of the ICSL Parties, including, but not limited to, any claim, demand or cause of action for retaliation, discrimination and/or harassment based on race, religion, sex, sexual orientation, age, national origin, color or physical or mental disability under all federal or state laws, PROVIDED, HOWEVER, that no provision hereof shall prevent or otherwise limit Heffernan's right to file and prosecute a counterclaim against any of the ICSL Parties in the event any of the ICSL Parties makes any claim or initiates any litigation against Heffernan.

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       This release shall be fully binding and constitute a complete settlement between the parties and all parties represented by or claiming through any party hereto.

       6. WAIVER OF CHANGE OF CONTROL BONUS. Notwithstanding any agreement to the contrary, Heffernan hereby expressly waives any Supplemental Bonus Payment to which he may be entitled upon a Change of Control as provided in Section 8 of the Employment Agreement.

       7. GENERAL PROVISION. Heffernan hereby expressly waives and assumes the risk of any and all claims for damages which exist as of this date, but which he does not know of or suspect to exist, whether through ignorance, oversight, error, negligence or otherwise, and which, if known, would materially affect his decision to enter into this Agreement. Heffernan further agrees that he has accepted the Severance Compensation as a complete compromise of matters, known and unknown, involving disputed issues of law and fact and fully assumes the risk that the facts or the law may be otherwise than believed or understood.

       8. WARRANTY OF CAPACITY TO EXECUTE AGREEMENT. Each party represents and warrants that no other person or entity has or has had any interest in the claims, demands, obligations, or causes of action referred to in this Agreement. Heffernan further represents and warrants that he has the sole and exclusive right to receive the Severance Compensation, and that he has not sold, assigned, transferred, conveyed or otherwise disposed of any of the claims, demands, obligations, causes of action or interests referred to in or contemplated by this Agreement.

       9. CONFIDENTIAL INFORMATION, TRADE SECRETS AND NON-COMPETITION.

            (a) Heffernan acknowledges that he has performed services has acquired knowledge and proprietary information and certain information, trade secrets or both, all relating to or useful in the business of ICSL, CSL, CNS or their respective affiliates (collectively "INFORMATION"), which will directly affect the business of ICSL, CSL, CNS and/or their

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respective affiliates to be conducted in the United States (the "AREA").
Accordingly, the parties deem it necessary to provide protective non-competition and non-solicitation provisions in this Agreement.

            (b) Heffernan agrees with ICSL that:

                 (i) Heffernan shall not in any manner, either directly or indirectly, divulge, disclose or communicate to any person or firm, except to or for the benefit of ICSL or CNS (as successor to the business of CSL) as directed by ICSL or CNS any of the Information which he may have acquired in the course of or as an incident to his employment by ICSL, the parties agreeing that such information affects the successful and effective conduct of the business and goodwill of ICSL, CNS, CSL and/or their respective affiliates, and that any breach of the terms of this Section 9 is a material breach of this Agreement. Notwithstanding the foregoing, nothing in this Section 9(b)(i) shall preclude Heffernan from disclosing Information pursuant to judicial order or Information which has been made properly public through the release or disclosure by persons other than Heffernan.

                 (ii) All equipment, documents, memoranda, reports, records, files, materials, samples, books, correspondence, lists, computer software, other written and graphic records, and the like (collectively, the "MATERIALS"), affecting or relating to the business of ICSL, which Heffernan has prepared, used, constructed, observed, possessed or controlled, or shall prepare, use, construct, observe, possess or control, are and shall be and remain ICSL's exclusive property or in ICSL's exclusive custody, and must not be removed from the premises of ICSL or given to any person or entity except as directed by ICSL in writing or as necessary in performing Heffernan's duties hereunder or as necessary in performing Heffernan's duties as a director of ICSL or as a director of CNS or, until the Termination Date, under the Employment Agreement. Promptly upon the Termination Date, the Materials, Information and all copies thereof in the custody or control of Heffernan shall be delivered promptly to ICSL, unless otherwise authorized by ICSL as necessary in performing Heffernan's duties as a director of ICSL or as a director of CNS. Heffernan acknowledges that all documents and equipment relating to the business of the

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ICSL and/or its affiliates, in addition to all Information and Materials, whether prepared by Heffernan or otherwise coming into Heffernan's possession, are owned by and constitute the exclusive property of ICSL or CSL or in ICSL's exclusive custody, and all such documents and equipment must not be removed from the premises of ICSL except as directed by ICSL in writing or as necessary in performing Heffernan's duties as a director of ICSL or as a director of CNS, or until the Termination Date under the Employment Agreement.

                 (iii) Heffernan shall not, without the prior written consent of ICSL, which consent shall be within the sole and exclusive discretion of ICSL, within the Area, either directly or indirectly, perform services or duties, or engage in the same or similar business as ICSL, CNS, CSL or their respective affiliates or any company which provides either directly or through a subsidiary clinical trial site management services in any capacity, whether as an owner, shareholder, consultant, director, officer, manager, supervisor or employee of any entity, provided that such company is in direct competition with ICSL, CNS, CSL or their respective affiliates or any other subsidiary of ICSL performing similar services, PROVIDED, HOWEVER, that nothing contained herein shall be construed to prevent Heffernan from performing services or duties, or engaging in business on behalf of a company (including a pharmaceutical or biotechnology company or contract research organization) which has a division or subsidiary that is engaged in clinical trials site management, PROVIDED Heffernan is not involved in such activity on behalf of such division or subsidiary; and

                 (iv) Heffernan shall not in any way, either directly or indirectly, either for himself or for or on behalf of any other person, firm, corporation, partnership, limited liability company, group, association, organization or other entity solicit for employment any employee of ICSL, CNS, CSL or their respective affiliates or any consolidated entity (whether or not such employment is full-time, part-time, or is pursuant to a written contract) other than his personal secretary for the purpose of having such employee perform services for another company located in the Area.

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            (c) The covenants of Heffernan set forth in this Section 9 shall commence upon the Termination Date and end on September 21, 2003. Notwithstanding the foregoing, (1) the covenants of Heffernan referred to in this Section 9 shall be extended for a period of time equal to the period of time during which Heffernan shall be in violation of such covenants and/or the pendency of any proceedings brought by ICSL to enforce the provisions of such covenants and (2) the covenants of Heffernan referred to in Sections 9(b)(iii) and (3) shall terminate if ICSL breaches its obligations under Section 1 hereof and such breach is not cured within fifteen (15) days following written notice thereof from Heffernan.

            (d) The covenants of Heffernan set forth in this Section 9 are separate and independent covenants for which valuable consideration has been paid, the receipt, adequacy and sufficiency of which are acknowledged by Heffernan, and have also been made by Heffernan to induce ICSL to enter into this Agreement. Each of the aforesaid covenants may be availed of, or relied upon, by ICSL in any court of competent jurisdiction, and shall form the basis of injunctive relief and damages including expenses of litigation (including but not limited to reasonable attorney's fees upon trial and appeal) suffered by ICSL arising out of any breach of the aforesaid covenants by Heffernan. The covenants of Heffernan set forth in this Section 9 are cumulative to each other and to all other covenants of Heffernan in favor of ICSL contained in this Agreement and shall survive the termination of this Agreement for the purposes intended. Should any covenant, term or condition in this Section 9 become or be declared invalid or unenforceable by a court of competent jurisdiction, then the parties request that such court judicially modify such unenforceable provision consistent with the intent of this Section 9 so that it shall be enforceable as modified.

       10. Upon submission of appropriate statements or documentation, ICSL agrees to reimburse Heffernan for reasonable legal fees actually incurred by him in connection with the enforcement of the terms of this Agreement, PROVIDED, HOWEVER, that ICSL shall not be obligated to reimburse Heffernan for any legal fees or expenses incurred by him in connection with ICSL's

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enforcement of the terms of this Agreement or in connection with any arbitration or litigation in which ICSL is the prevailing party.

       11. MERGER CONDITION PRECEDENT. In the event the Merger shall not occur as contemplated by the Merger Agreement, this Agreement shall be void in its entirety.

       12. SEVERABILITY. If at any time any provisions of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

       13. NOTICES. Any notices and other communications to be given hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or five days after such notice is mailed, by registered or certified mail, postage prepaid, return receipt requested, addressed to such party as follows:

       If to Heffernan: Michael T. Heffernan
                        506 Main Street
                        Hingham, Massachusetts 02043


       If to ICSL:      Innovative Clinical Solutions, Ltd.
                        10 Dorrance Street, Suite 400
                        Providence, Rhode Island 02903
                        Attn:   Board of Directors

       14. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

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       15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Rhode Island applicable to agreements made and to be wholly performed within such State.

       16. ASSIGNMENT. This Agreement shall not be assigned by any party hereto without the consent of the other party hereto.

       17. AMENDMENTS. This Agreement may be amended only by a written instrument duly executed by the parties hereto.

       18. HEADINGS. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

       19. ENTIRE AGREEMENT AND SUCCESSORS IN INTEREST. This Agreement contains the entire agreement between the parties with regard to the matters set forth in it and shall be binding upon and inure to the benefit of the executors, administrators, personal representatives, heirs, successors and assigns of each. No supplement, modification, change or waiver of this Agreement or any provision hereof shall be binding unless executed in writing and signed by the parties to be bound thereby. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provision (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

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       IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first written above.



                                                /s/ MICHAEL T. HEFFERNAN
                                         --------------------------------------
                                         Michael T. Heffernan


                                         INNOVATIVE CLINICAL SOLUTIONS, LTD.

                                         By: /s/ WILLIAM S. BERNSTEIN
                                            ------------------------------------

                                         Title: BOARD MEMBER
                                               ---------------------------------


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